PRICEWATERHOUSECOOPERS                            Exhibit 16.1



                                        PricewaterhouseCoopers LLP
                                        300 Atlantic Street
                                        Stamford   CT  06901
                                        Telephone  (203) 539-3000
                                        Facsimile  (817) 207-3999



 September 2, 2003


 Ms. Jeanne Wendschuh
 Controller
 Competitive Technologies, Inc.
 1960 Bronson Road
 Building 1
 Fairfield, CT   06824



 Dear Ms. Wendschuh:

 This is to confirm that the client-auditor relationship between Competitive Technologies, Inc. (Commission File Number
 1-8696) and PricewaterhouseCoopers LLP has ceased.


 Very truly yours,


 s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

 cc:  Chief Accountant
      SECPS Letter File, Mail Stop 11-3
      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, D.C. 20549